UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2015

First Financial Bankshares, Inc.

(Exact name of Registrant as Specified in its Charter)

Texas	0-7674	75-0944023
(State or Other Jurisdiction of Incorporation)	(Commission File NO.)	(IRS Employer Identification No.)

400 Pine Street, Abilene, Texas 79601

(Address of Principal Executive Offices)

(325) 627-7155

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 15, 2015, Mr. Gary Webb and First Financial Bankshares, Inc. (the “Company”) entered into a Confidential Separation Agreement (the “Agreement”) with respect to his resignation as Executive Vice President of Operations of the Company, as a Director of the Company’s subsidiary First Technology Services, Inc. and as President and a Director of the Company’s subsidiary First Financial Insurance Agency, Inc., all effective August 28, 2015. Pursuant to the Agreement, the Company has agreed to pay Mr. Webb the base salary to which he would have been entitled through November 20, 2015, which totals $58,000 provided that Mr. Webb does not obtain full-time employment during that period. Mr. Webb will remain entitled to exercise his vested stock options in accordance with the provisions of previously executed stock option agreements, which total 14,200 shares. Mr. Webb’s eligibility for employee benefits will end on August 31, 2015. Following August 31, 2015, Mr. Webb will have the right to continue group health care coverage at his own expense in accordance with COBRA, and will have all other rights and benefits afforded to former employees of the Company. In return for compensation under the Agreement, Mr. Webb has agreed to release all possible claims against the Company to the extent permitted by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC. (Registrant)

DATE: June 15, 2015	By:	/s/ F. Scott Dueser
	Name:	F. SCOTT DUESER
	Title:	President and Chief Executive Officer

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